UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2015

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9305	43-1273600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (314) 342-2000

                                                 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 15, 2015 and June 22, 2015, Stifel Financial Corp. (the “Company”) filed a prospectus supplement and prospectus supplement no. 2, respectively, to its Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) (No. 333-201398) (the “Registration Statement”), under the Securities Act of 1933, as amended, with respect to the resale by the selling stockholders named therein of up to 1,385,587 shares of the Company’s common stock that were issued by the Company to such selling stockholders as share consideration in connection with the Company’s acquisition (the “Acquisition”) of Sterne Agee Group, Inc. On August 4, 2015, the Company filed a prospectus supplement no. 3 to the Registration Statement with respect to the resale by the selling stockholders named therein of up to an additional 33,449 shares of the Company’s common stock issued by the Company to the selling stockholders as share consideration in connection with the Acquisition, for a total of 1,419,036 shares registered for resale by the selling stockholders in connection with the Acquisition.

In connection with filing of such prospectus supplement no. 3, the Company is filing a legal opinion as Exhibit No. 5.1 to this current report on Form 8-K, which is incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

5.1	Opinion of Bryan Cave LLP

23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL

Date: August 4, 2015	By:	/s/ Ronald J. Kruszewski
	Name:	Ronald J. Kruszewski
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Bryan Cave LLP

23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1)